EXHIBIT 4.1

AMENDMENT NO. 5

AMENDMENT NO. 5 dated as of February 12, 2004, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); and JPMORGAN CHASE BANK in its capacity as administrative agent for the lenders party to the below-referenced Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Subsidiary Guarantors, the lenders named therein and the Administrative Agent are parties to a Multi-Year Credit Agreement dated as of December 6, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $900,000,000.

The Borrower wishes to amend the Credit Agreement in certain respects and, in that connection, the Administrative Agent has been granted authority by the Required Lenders (as defined in the Credit Agreement) to execute and deliver this Amendment No. 5. Accordingly, the Obligors and the Administrative Agent on behalf of the Required Lenders, hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 5, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendment. Subject to the execution and delivery of counterparts of this Amendment No. 5 by the Obligors and the Administrative Agent, but effective as of the Effective Date, Section 3.10 of the Credit Agreement shall be amended in its entirety to read as follows:

“SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), individually and in the aggregate, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan or Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.”

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the

Amendment No. 5

Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 5.

Section 4. Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 5 by signing any such counterpart. This Amendment No. 5 shall be governed by, and construed in accordance with, the law of the State of New York.

Amendment No. 5

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By:	/s/ Daniel G. Stevens

	Name:	Daniel G. Stevens
	Title:	Vice President

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

MURCO FOODS, INC.

BROWN’S OF CAROLINA LLC CARROLL’S FOODS LLC CARROLL’S FOODS OF VIRGINIA LLC CENTRAL PLAINS FARMS LLC CIRCLE FOUR LLC MURPHY FARMS LLC QUARTER M FARMS LLC, each a Delaware limited liability company
NORTH SIDE FOODS CORP.
PACKERLAND PROCESSING COMPANY, INC. PACKERLAND HOLDINGS, INC. PATRICK CUDAHY INCORPORATED PREMIUM PORK, INC. QUIK-TO-FIX FOODS, INC.	By	MURPHY-BROWN LLC, a Delaware limited liability company, as a sole member of each
STADLER’S COUNTRY HAMS, INC. SUN LAND BEEF COMPANY SUNNYLAND, INC.		By	JOHN MORRELL & CO., a Delaware corporation, as its sole member
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING COMPANY, INCORPORATED STEFANO FOODS, INC. THE SMITHFIELD HAM AND PRODUCTS COMPANY, INCORPORATED			/s/ Daniel G. Stevens Name: Daniel G. Stevens Title: Vice President

By:	/s/ Daniel G. Stevens

	Name:	Daniel G. Stevens
	Title:	Vice President

Amendment No. 5

MURPHY-BROWN LLC, a Delaware limited liability company			GREAT LAKES CATTLE CREDIT COMPANY, LLC, a Delaware limited liability company,

By	JOHN MORRELL & CO., a Delaware corporation, as its sole member		By	PACKERLAND HOLDINGS, INC., a Delaware corporation, as its sole member

	/s/ Daniel G. Stevens			/s/ Daniel G. Stevens
	Name:	Daniel G. Stevens		Name:	Daniel G. Stevens
	Title:	Vice President		Title:	Vice President

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, as Administrative Agent

By:	/s/ B.B. Wuthrich
	Name:	B.B. Wuthrich
	Title:	Vice President

Amendment No. 5